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                                                               Exhibit 10.5(h)

                 CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR
                      INFORMATION REPRESENTED BY ASTERISKS

     Easco Corporation entered into the following Addendum to Employment Agreement with the following executive officers of Easco Corporation in respect of the indicated special suppplemental bonus amounts:

              NAME                    SPECIAL SUPPLEMENTAL BONUS AMOUNT
              ----                    ---------------------------------

          Terry D. Smith                          $300,000
          James R. McKeithan                      $300,000
          Joseph M. Byers                         $300,000
          Norman E. Wells, Jr.                    $500,000
          Lawrence J. Sax                         $300,000



                              EMPLOYMENT AGREEMENT

                        1998 SUPPLEMENTAL BONUS ADDENDUM

The employment agreement entered into December 20, 1996 between Easco Corporation, the Company, and _____________, the Executive, shall be amended to provide the following :

Special Supplemental Bonus:
---------------------------
Company shall pay the Executive $_____ in cash under the following conditions:

         (a) The bonus will be paid on January 1, 1999 except the Company in its sole discretion, may determine to pay the bonus in 1998.
         (b) If the Executive is terminated by the Company for Cause or by the recipient for any reason other than Death, Disability or Good Reason (as such terms are defined in the Easco Corporation 1998 Supplemental Executive Retirement Plan (or Below) prior to the following date, the recipient shall be obligated to repay the Company the indicated percentages of the Bonus:

                  DATE OF TERMINATION                   % OF BONUS TO BE REPAID
                  Prior to January 1, 2000                        100%
                  January 1, 2000-December 31, 2001               66 2/3%
                  On or after January 1, 2002                     0%

                  Not withstanding the foregoing, all repayment requirements shall be immediately null and void following a change of Control (as defined in the 1998 Supplemental Executive Retirement Program) which results in more than 50% of the of the Company's outstanding securities (or those of the Company's parent), being vested beneficially in either *** or ***


         (c). "Disability" shall mean the absence of the recipient from the recipient's duties to the Company on a full-time basis for a total of 16 weeks during any 12 month period as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company and acceptable to the recipient's legal representative (such agreement as to acceptability not to be withheld unreasonably).

All other definitions, terms and conditions of the Employment Agreement not expressly addressed above shall remain unchanged.



Executive                                    Easco Corporation



__________________________          By:  ______________________________
Signed, ___________
January 5, 1999                     Title:  ___________________________